UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Pershing Square USA, Ltd.
(Exact name of registrant as specified in its charter)

Delaware	99-6173011
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

787 Eleventh Avenue, 9th Floor	10019
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Shares, no par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-294164

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The common shares, no par value per share (the “Common Shares”), to be registered hereunder are common shares of beneficial interest of Pershing Square USA, Ltd. (the “Registrant”). The description of the Registrant’s Common Shares contained under the heading “Description of Capital Structure” in the prospectus included in the Registrant’s Registration Statement on Form N-2 under the Securities Act of 1933, as amended (File No. 333-294164), and the Investment Company Act of 1940, as amended (File No. 811-23932) initially filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2026, as subsequently amended (the “Registration Statement”), to which this Form 8-A relates, is hereby incorporated by reference herein. Any prospectus filed relating to the Registration Statement that includes such description and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Pershing Square USA, Ltd.

		By:	/s/ Michael Gonnella
		Name:	Michael Gonnella
		Title:	Chief Financial Officer

Date:	April 28, 2026